Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                            JANDAH MANAGEMENT LIMITED

                                       AND

                          DARRELL LERNER, BYRON LERNER
                                 AND JAMES TUBBS

                            DATED AS OF MAY 21, 2004

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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT is entered into on as of May 21, 2004, by and among Jandah Holdings Limited, a corporation formed under the laws of the British Virgin Islands (the "Purchaser"), and Darrell Lerner, Byron Lerner and James Tubbs (each a "Seller", and collectively the "Sellers"). The Purchaser and the Sellers are referred to collectively herein as the "Parties".

      WHEREAS, the Sellers own an aggregate of 9,500,000 shares of Common Stock of Relocate411.com, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Purchaser desires to acquire, and the Sellers desire to sell 9,276,000 shares of Common Stock held by them (the "Shares"), representing approximately 82.8% of the issued and outstanding shares of Common Stock on a fully diluted basis, upon the terms and subject to the conditions of this Agreement;

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1. Definitions.

      "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

      "Closing" has the meaning set forth in Section 2(c) below.

      "Closing Date" has the meaning set forth in Section 2(c) below.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the preface above.

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      "Company SEC Filings" has the meaning set forth in the Section 4(t) below.

      "Common Stock" means any share of the Common Stock, par value $0.0001 per share, of the Company.

      "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

      "Disclosure Schedule" has the meaning set forth in Section 4 below.

      "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Financial Statement" has the meaning set forth in Section 4(g) below.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Indemnified Party" has the meaning set forth in Section 8(d) below.

      "Indemnifying Party" has the meaning set forth in Section 8(d) below.

      "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, domain names, Web site addresses, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings,


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specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "Knowledge" means actual knowledge after reasonable investigation.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

      "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

      "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

      "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

      "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

      "Purchaser" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Purchase Price" has the meaning set forth in Section 2(b) below.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under


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capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Seller" has the meaning set forth in the preface above.

      "Sellers" has the meaning set forth in the preface above.

      "Shares" has the meaning set forth in the preface above.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning set forth in Section 8(d) below.

      2. Purchase and Sale of Shares.

      (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Purchaser, the number of Shares set forth opposite such Seller's name on Schedule I annexed hereto for the consideration specified below in this Section 2.

      (b) Purchase Price. The Purchaser agrees to pay to the Sellers at the Closing the purchase price set forth opposite each such Seller's name on
Schedule I annexed hereto (collectively, the "Purchase Price") by delivery of cash in the amount of the Purchase Price payable by wire transfer or delivery of other immediately available funds to such account as each Seller shall designate in writing.

      (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of DeHeng Chen Chan, LLC, 225 Broadway, Suite 1910, New York, New York 10007, commencing at 10:00 a.m. local time on the date hereof (the "Closing Date").


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      (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Purchaser the various certificates, instruments, and documents set forth in Section 7(a) below, (ii) the Purchaser will deliver to the Sellers the various certificates, instruments, and documents set forth in Section 7(b) below, (iii) each of the Sellers will deliver to the Purchaser stock certificates representing the number of Shares set forth opposite such Seller's name on Schedule I annexed hereto, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Purchaser will deliver to each of the Sellers the Purchase Price as specified in Section 2(b) above.

      3. Representations and Warranties of The Sellers Concerning the Transaction. Each of the Sellers, severally but not jointly, represents and warrants to the Purchaser that the statements contained in this Section 3 are true, correct and complete as of the Closing Date with respect to himself or itself, except as set forth in the Disclosure Schedule (as defined in Section 4 below).

            (a) Authorization of Transaction. Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of the Seller's Shares or his assets is subject.

            (c) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            (d) Shares. The Seller holds of record and owns beneficially the number of Shares set forth next to his name in Schedule I annex hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any of his Shares or any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of his Shares or any capital stock of the Company.

            (e) Diligence. All documents, certificates and instruments forwarded to the Purchaser or any Seller prior to the Closing Date contains information which is materially true


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and correct as of the Closing Date, except for such information which relates to a specific date, in which case the Sellers represent and warrant that such information remains true and correct as of such date.

      4. Representations and Warranties of the Sellers Concerning the Company. The Sellers represent and warrant, jointly and severally, to the Purchaser that the statements contained in this Section 4 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by the Sellers to the Purchaser on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

      (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to the Purchaser correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the Board of Directors) of the Company are true, correct and complete, and contain true, correct and complete records of all meetings and consents in lieu of meetings of the stockholders and the board of directors of the Company (and any committees thereof), or similar governing bodies, since the date of organization of the Company. The Company is not in default under or in violation of any provision of its charter or bylaws.

      (b) Capitalization. The entire authorized capital stock of the Company consists of 60,000,000 shares of capital stock, consisting of 10,000,000 millions shares of preferred stock and 50,000,000 shares of Common Stock, of which no shares of preferred stock are issued and outstanding, 11,200,000 shares of Common Stock are issued and outstanding and 7,065,000 shares of Common Stock are held in treasury. All of the issued and outstanding shares of Common Stock, including the Shares, have been duly authorized, are validly issued, fully paid, and nonassessable, and the Shares are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.


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There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

      (c) Noncontravention; Consent. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except pursuant to the Securities Act and the Securities Exchange Act, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on their premises, or shown on the Most Recent Balance Sheet, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

      (f) Subsidiaries. Except for Relocate411.com, Inc., a New York corporation, the Company has no Subsidiaries and does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

      (g) Financial Statements. Section 4(g) of the Disclosure Schedule contains copies of the following financial statements (collectively the "Financial Statements"): (i) the balance sheets of the company at November 30, 2003 and 2002 and the related statements of operations and deficit, stockholders' deficiency and cash flows for the fiscal years then ended, including the notes thereto, as audited by Gately & Associates, LLC (the "Most Recent Fiscal Year End"); and (ii) the balance sheet of the Company at February 29, 2004 and the related statements of operations and deficit, stockholders' deficiency and cash flows for the three month period then ended (the "Most Recent Fiscal Month End") prepared by the Company's management (the "Most Recent Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).


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      (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most
Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company. Without limiting the generality of the foregoing, since that date:

            (i) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

            (ii) no party (including the Company) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Company is a party or by which any of them is bound;

            (iii) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

            (iv) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

            (v) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or in the aggregate;

            (vi) the Company has not delayed or postponed the payment of accounts payable and other Liabilities;

            (vii) there has been no change made or authorized in the charter or bylaws of the Company;

            (viii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (ix) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (x) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

            (xi) the Company has not borrowed any money from, or entered into any other transaction with, any of its directors, officers and employees;


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            (xii) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

            (xiii) the Company has not adopted, amended or modified any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

            (xiv) the Company has not made any change in employment terms for any of its directors, officers and employees;

            (xv) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

            (xvi) the Company has not committed to any of the foregoing.

      (i) Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which are in excess of $5,000 or results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      (j) Legal Compliance; Permits and Licenses. The Company and its Affiliates has complied with the Securities Act (and the rules and regulations thereunder), the Exchange Act (and the rules and regulations thereunder) and all other applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

      (k) Tax Matters. The Company has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise,


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property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return Liability of the Company has been audited or, presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.

      (l) Real Property. The Company does not own any real property. Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Sellers have delivered to the Purchaser correct and complete copies of the leases and subleases listed in
Section 4(l)(ii) of the Disclosure Schedule (as amended to date). The Sellers acknowledge that such lease shall be terminated on the Closing Date pursuant to
Section 7(a) below and the security deposit of the Company under such lease or sublease will be returned to the Company.

      (m) Intellectual Property.

            (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable] action to maintain and protect each item of Intellectual Property that it owns or uses.

            (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or


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      refrain from using any Intellectual Property rights of any third party).
      To the Knowledge of any of the Sellers and the directors and officers of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

            (iii) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

      (n) Contracts. Except as set forth in Section 4(o) of the Disclosure Schedule, the Company is not a party to any of the following contracts and other agreements:

            (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

            (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $5,000;

            (iii) any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (v) any agreement concerning confidentiality or noncompetition;

            (vi) any agreement with any of the Sellers and their Affiliates (other than the as disclosed in the Company SEC Filings or on the Disclosure Schedule);

            (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (viii) any collective bargaining agreement;


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            (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000 or providing severance benefits;

            (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

            (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

The Sellers have delivered to the Purchaser a correct and complete copy of each written agreement listed in Section 4(n) of the Disclosure Schedule (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

      (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any of the Sellers.

      (p) Insurance. The Company does not currently maintain any form of insurance.

      (q) Litigation. Section 4(q) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Sellers and the directors and officers of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

      (r) Employees and Employee Benefits. The Company has only one (1) employee, which employee is one of the Sellers, is not a party to or bound by any collective bargaining agreement, and has not committed any unfair labor practice. The Company does not maintain, nor has the Company maintained in the past, any Employee Benefit Plans, or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Code (including under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time).

      (s) Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

      (t) Filings. The Company filed with the SEC annual reports on Form 10-KSB for the year ended November 30, 2003 and its Quarterly Reports on Form 10-QSB for the quarter ended February 29, 2004 under the Securities Exchange Act, as defined below and Amendment No. 8 to Form SB-2 (Registration No. 333-100803) (collectively, the "Company SEC Filings"), which complied at the time of filing in all material respects with all applicable requirements of the Securities Exchange Act or the Securities Act (as the case may be), as in effect on the dates such forms reports, registration statement and documents were filed. None of such Company SEC Filings, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Filing filed subsequently and prior to the date hereof. The Financial Statements included in the Company SEC Filings fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except for the absence of footnotes in the unaudited financial statements), the financial position of the Company as of the dates thereof and the results of operations and changes in financial position for the periods then ended (subject, in the case of any interim financial statements, to normal year-end adjustments). No change in the business, assets, liabilities, condition (financial or other), or results of operations of the Company has occurred between the date of filing of the Company SEC Filings filed prior to the date hereof with the Securities and Exchange Commission and the date hereof that would cause such Company SEC Filing, including the financial statements and schedules included or incorporated by reference therein, to contain, as of the date hereof, any untrue statement of a material fact or to omit to state a material fact that would be required to be stated or incorporated by reference therein or that would be necessary in order to make the statements contained therein, as of the date hereof, not misleading.

      (u) Representations and Warranties. The representations and warranties of the Sellers Company included in this Agreement, and any list, statement, document or information set forth in, attached to any schedule provided pursuant to this Agreement or delivered hereunder (including the Disclosure Schedule), are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

      (v) Certain Business Relationships with the Company. Except as disclosed in the Company SEC Filings, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

      5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers that the statements contained in this
Section 4 are correct and complete as of the Closing Date, except as set forth in Annex II attached hereto.

      (a) Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      (b) Authorization of Transaction. The Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject.

      (d) Brokers' Fees. The Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (e) Investment. The Purchaser is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The

Sellers acknowledge and agree that from and after the Closing the Purchaser will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

      (b) Litigation Support. In the event and for so long as the Purchaser actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the Sellers will cooperate with the Purchaser or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the Purchaser.

      (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

      (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his reasonable best efforts to obtain, at the reasonable request of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

      7. Conditions to Obligation to Close.

      (a) Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3 and
      Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Company shall have procured all of the third party consents specified in Section 5(b) above;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Shares or to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (iv) the Sellers shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iii) is satisfied in all respects;

            (v) Darrell Lerner shall have executed and delivered the Consulting Agreement as in form and substance satisfactory to the Purchaser;

            (vi) The Sellers shall have delivered to the Purchaser an agreement and release executed by Darrell Lerner and International Global Communications, Inc. for the termination of the Company's sublease arrangement at 142 Mineola Avenue, Roslyn Heights, New York, along with any security deposit of the Company held by Darrell Lerner and/or International Global Communications, Inc. with respect to such sublease.

            (vii) the Sellers shall have delivered to the Purchaser the written resignation of each current officer, director (subject to any applicable filings under the Securities and Exchange Act of 1934, as amended) and employee of the Company;

            (viii) the Sellers shall have delivered to the Purchaser a written consent of the sole director of the Company, dated as of the Closing Date, which consent shall appoint Mr. Li Kin Shin as the President of the Company;

            (ix) the Purchaser shall have received from counsel to the Sellers an opinion in form and substance satisfactory to Purchaser, addressed to the Purchaser, and dated as of the Closing Date;

            (x) the Purchaser shall have received executed purchase agreements from each of the selling securityholders listed on the Amendment No. 8 to Form SB-2 (Registration No. 333-100803) in form and substance satisfactory to the Purchaser along with originally issued stock certificates evidencing the shares of the Company's common stock being purchased;

            (xi) the Purchaser shall have received executed purchase agreements from each of Barry Manko and Grushko & Mittman, P.C. to purchase an aggregate of 450,000 shares of the Company's common stock (representing the entire equity holdings in the Company of such holders) along with originally issued stock certificates evidencing the shares of the Company's common stock being purchased;

            (xii) the Purchaser shall have received originals of all previous issued and redeemed share certificates and warrants issued by the Company, all marked "cancelled"; and

            (x) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (iv) the Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects; and

            (v) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

            (v) execution of the Consulting Agreement between the Company and Darrell Lerner as set on Exhibit .

The Requisite Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

      8. Remedies for Breaches of This Agreement.

      (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

      (b) Indemnification Provisions for Benefit of the Purchaser.

            (i) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein, and, provided that the Purchaser makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) below within such survival period, then each of the Sellers agrees to indemnify the Purchaser, jointly and severally, from and against the entirety of any Adverse Consequences the Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            (ii) Each of the Sellers agrees to indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (x) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 9(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

      (c) Indemnification Provisions for Benefit of the Sellers. In the event the Purchaser breaches (or in the event any third party alleges facts that, if true, would mean the Purchaser has breached) any of its representations, warranties, and covenants contained herein, and, provided that any of the Sellers makes a written claim for indemnification against the Purchaser pursuant to Section 10(h) below within such survival period, then the Purchaser agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

      (d) Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not to be unreasonably withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld.

            (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

      (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have with respect to the Company or the transactions contemplated by this Agreement. Each of the Sellers hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he or it was a director, officer, employee, or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Purchaser against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

      9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Purchaser and Sellers for certain tax matters following the Closing Date:

      (a) Tax Periods Ending on or Before the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Purchaser shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Sellers shall reimburse Purchaser for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Purchaser or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

      (b) Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

      (c) Cooperation on Tax Matters.

            (i) The Purchaser and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) The Purchaser and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

            (iii) Purchaser and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

      (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Purchaser will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

      10. Miscellaneous.

      (a) Nature of Certain Obligations.

            (i) The covenants of each of the Sellers in Section 2(a) above concerning the sale of his Shares to the Purchaser and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences the Purchaser may suffer as a result of any breach thereof.

            (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in Section 8 above for the entirety of any Adverse Consequences the Purchaser may suffer as a result of any breach thereof.

      (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Purchaser and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

      (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Sellers; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:                    Copy to:
         ------------------                    --------

         To address set forth                  Anslow & Jaclin, LLP
         opposite such Seller's                4400 Route 9, 2nd Floor
         Name on Schedule I                    Freehold, New Jersey 07728
                                               Attn: Richard I. Anslow, Esq.
                                               Facsimile No.: (732) 577-1188

         If to the Purchaser:                  Copy to:

         ___________________________           DeHeng Chen Chan, LLC
         ___________________________           225 Broadway, Suite 1910
         ___________________________           New York, New York 10007
         Attn:______________________           Attn:  Xiaomin Chen, Esq.
         Facsimile No.                         Facsimile No.: (212) 608-6500

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, telex or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (k) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne and will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

      (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

      (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in County of New York, State of New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

      (p) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                      [Signatures appear on the next page]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

PURCHASER:

JANDAH MANAGEMENT LIMITED


By:
    -----------------------------

   Name:
         ------------------------

   Title:
          -----------------------

SELLERS:


----------------------------
DARRELL LERNER


----------------------------
BYRON LERNER


----------------------------
JAMES TUBBS

                                   SCHEDULE I

-------------------------------------------------------------------------------------------------------------------
                                                                       NUMBER OF
                                                                     SHARES BEING
       NAME AND                         NUMBER OF                       SOLD TO
       ADDRESS                         SHARES OWNED                    PURCHASER               PURCHASE PRICE
-------------------------------------------------------------------------------------------------------------------
Darrell Lerner                           6,600,000                     6,376,000                  $211,365
142 Mineola Avenue
Roslyn, New York 11577

-------------------------------------------------------------------------------------------------------------------
Byron Lerner                             2,000,000                     2,000,000                  $ 66,300
10 Estates Drive
Roslyn, New York 11576

-------------------------------------------------------------------------------------------------------------------
James Tubbs                               900,000                       900,000                   $ 29,835
142 Mineola Avenue
Roslyn, New York 11577
-------------------------------------------------------------------------------------------------------------------
                          TOTAL          9,500,000                     9,276,000                  $307,500
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------